Exhibit 3.3

AMENDED AND RESTATED BY-LAWS
OF
SIMMONS FIRST NATIONAL CORPORATION

(as amended and restated effective February 25, 2026)

ARTICLE I. OFFICES

The principal office of Simmons First National Corporation (herein, “Corporation”) in the State of Arkansas shall be located at 501 Main Street in the City of Pine Bluff, County of Jefferson, or such other location as may be designated by the Corporation’s Board of Directors (herein, “Board”). The Corporation may have such other offices, either within or outside the State of Arkansas, as the Board may designate or as the business of the Corporation may require from time to time.

The registered office of the Corporation required by the Arkansas Business Corporation Act of 1987, as amended, to be maintained in the State of Arkansas may be, but need not be, identical with the principal office in the State of Arkansas, and the address of the registered office may be changed from time to time by the Board.

ARTICLE II. SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and such other business as may properly come before the meeting, shall be held on such date and at such place as the Board shall from time to time determine. If the day fixed for the annual meeting shall be a legal holiday in the State of Arkansas, such meeting shall be held on the next succeeding business day. The Board may postpone, reschedule, or cancel any annual meeting of shareholders previously scheduled by the Board. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, Chief Executive Officer, President, Secretary, or the Board, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at a meeting.

Section 3. Place of Meeting. The Board may designate any place, either within or outside the State of Arkansas, as the place of meeting for any annual or special meeting of the shareholders. The Board may, in its sole discretion, determine that shareholder meetings shall not be held at a place, but may instead be held solely by means of remote communication, subject to applicable law and any such guidelines and procedures as the Board may adopt from time to time to facilitate (a) verification of shareholders or proxyholders deemed present and permitted to vote at the meeting, (b) a reasonable opportunity for such shareholders or proxyholders to participate in the meeting and to vote on matters submitted to the stockholders at such meeting, and (c) that a record of any votes cast or other actions taken at the meeting by means of remote communication is maintained by the Corporation. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Arkansas.

Section 4. Notice of Meeting. Unless otherwise prescribed by applicable law, notice stating the place, date and time of the meeting (and, in the case of a special meeting, the purpose or purposes for which the meeting is called) shall be given, (i) personally, (ii) by mail, or (iii) by any other method authorized by applicable law, to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless one of the purposes of the meeting is to increase the authorized capital stock or bond indebtedness of the Corporation, in which case the notice shall be given not less than sixty (60) nor more than seventy-five (75) days prior to the date of the meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, addressed to the shareholder at the address as it appears on the records of the Corporation, with postage thereon prepaid. Any shareholder may waive notice of an annual or special meeting of the shareholders.

Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date of the meeting or action requiring a determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the Board declares such dividend, as the case may be, shall be the record date for such action. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply, in the absence of further Board action, to any adjournment of such meeting to a date not more than one hundred-twenty (120) days after the date of the original meeting. In the event of any adjournment of a meeting, the Board may set a new record date for such adjourned meeting and, in all events, shall establish a new record date if the meeting is adjourned to a date more than one hundred-twenty (120) days after the date of the original meeting.

Section 6. Quorum. Unless otherwise prescribed by applicable law, a majority of the votes entitled to be cast, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the votes entitled to be cast are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum.

Section 7. Proxies. In connection with all meetings of shareholders, a shareholder may authorize another person or persons to vote or otherwise act for such shareholder by a proxy executed by such shareholder or such shareholder’s attorney-in-fact (or such other person as may be permitted by applicable law). Such proxy shall be delivered to the Secretary of the Corporation (or other officer or agent authorized to tabulate votes) before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. For the avoidance of doubt, a shareholder may execute a proxy using electronic signatures, and a proxy (including the execution and delivery thereof) may be in the form of an electronic transmission.

Section 8. Voting of Shares. Each outstanding share of Class A Common Stock shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Section 9. Election of Directors. (a) In an uncontested election, each nominee for director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

(b) In a contested election, each nominee for director shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

(c) If an incumbent director is a nominee in an uncontested election but is not thereby elected, the director shall immediately tender his or her resignation to the Board. The Board, through a process managed by the Board’s Nominating and Corporate Governance Committee, shall decide whether to accept such resignation no later than its next regularly scheduled Board meeting. Absent a compelling reason to do otherwise, the Board shall accept the resignation. The Board’s decision and, if the resignation is not accepted, an explanation thereof shall be disclosed promptly in a current report filed on Form 8-K with the United States Securities and Exchange Commission.

(d) An “uncontested election” means an election in which the number of nominees for director is less than or equal to the number of directors to be elected. A “contested election” means an election in which the number of nominees for director is greater than the number of directors to be elected.

(e) Shareholders shall not be allowed to vote cumulatively for the election of directors.

Section 10. Business at Meetings of the Shareholders. (a) Annual Meetings. (i) At an annual meeting of the shareholders, only business (including, without limitation, the nomination of persons to serve as directors) that is properly brought before the meeting shall be conducted. Business is properly brought before a meeting only if it is (A) specified in the Corporation’s notice of meeting (or any supplements thereto), (B) brought before the meeting by or at the direction of the Board, or (C) brought by any Noticing Shareholder who (I) at the time of giving of the notice provided for in paragraph (a)(ii) of this Section 10, qualified as a Noticing Shareholder, (II) with respect to such business, is entitled to vote thereon, and (III) complies with all applicable notice procedures and other requirements set forth in this Section 10.

(ii) In order for a Noticing Shareholder to properly bring business (including, without limitation, the nomination of persons to serve as directors) before an annual meeting of the shareholders pursuant to clause (C) of paragraph (a)(i) of this Section 10, the Noticing Shareholder must have provided timely notice thereof in writing to the Secretary of the Corporation and the subject matter of such business (other than the nominations of persons to serve as directors) must constitute a proper matter for shareholder action at the meeting. A Noticing Shareholder’s notice is timely only if it is delivered to the Secretary of the Corporation at the principal office of the Corporation in the State of Arkansas not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s annual meeting of the shareholders. Notwithstanding the foregoing, if the Corporation did not hold an annual meeting of the shareholders in the prior year or if the first anniversary of the prior year’s annual meeting of the shareholders is more than 30 days before or after the date of the current year’s annual meeting of the shareholders, a Noticing Shareholder’s notice is timely only if it is delivered to the Secretary of the Corporation at the principal office of the Corporation in the State of Arkansas no later than the close of business on either the 10th day after the Corporation publicly announces the date of the current year’s annual meeting of the shareholders or the 90th day before the date of the current year’s annual meeting of the shareholders, whichever is later. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a Noticing Shareholder’s notice as described above.

(iii) A Noticing Shareholder’s notice to the Secretary of the Corporation shall set forth:

(A)
with respect to each person whom the Noticing Shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)
with respect to business other than the nomination of persons to serve as directors, a brief description of the business proposed to be brought before the annual meeting of the shareholders, the text of the proposal or business (including the text of any resolutions and, if applicable, amendments to these By-Laws proposed for consideration), the reasons for conducting such business, and any material interest in such business of the Noticing Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)	with respect to the Noticing Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(I)	the name and address of such shareholder (as they are listed in the Corporation’s books) and any such beneficial owner;

(II)	for each class or series, the number of shares of the Corporation’s capital stock that are held of record or are beneficially owned by such shareholder and by any such beneficial owner;

(III)
a description of any agreement, arrangement, or understanding between or among such shareholder and any such beneficial owner, any of their respective affiliates or associates, and any other persons (identifying their names) in connection with the business specified in the notice;

(IV)
a representation that such shareholder is a Noticing Shareholder entitled to vote at the annual meeting of the shareholders and intends to appear in person or by proxy at the meeting in order to present the business specified in the notice;

(V)
a representation concerning whether such shareholder or any such beneficial owner is or intends to be a part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve, adopt, elect, or otherwise take action with respect to the business specified in the notice and/or (2) otherwise solicit proxies from shareholders in support of such business; and

(VI)
any additional information concerning such shareholder, beneficial owner, director nominee, or the business specified in the notice that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or business pursuant to Section 14 of the Exchange Act.

(iv) The Corporation may require the Noticing Shareholder giving notice under this Section 10(a) and the beneficial owner, if any, on whose behalf the proposal is made to provide any such other information as the Corporation may reasonably require to determine whether each item of business specified in the notice constitutes a proper matter for shareholder action at the annual meeting of the shareholders.

(b) Special Meetings. At a special meeting of the shareholders, only business that is specified in the Corporation’s notice of meeting shall be conducted. If the Corporation’s notice of a special meeting of the shareholders includes the election of directors as business to be conducted, then nominations of persons to serve as directors may only be made (i) by or at the direction of the Board or (ii) by any Noticing Shareholder who (A) qualified as a Noticing Shareholder at the time of giving of the notice provided for in this Section 10(b), (B) at the time of the special meeting of the shareholders, shall be entitled to vote at the meeting, and (C) complies will all notice procedures set forth in this Section 10(b). For a nomination to be properly made by a Noticing Shareholder under this Section 10(b), such shareholder must have delivered a written notice thereof that complies with the notice requirements of Section 10(a)(iii) to the Secretary of the Corporation at the principal office of the Corporation in the State of Arkansas not later than the close of business on the 10th day after the Corporation publicly announces the date of the date of the special meeting of the shareholders. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c) General. (i) No business shall be conducted and no nominations for directors shall be made at an annual or special meeting of the shareholders except in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the chairman of the meeting shall have the power to determine and declare to the meeting that a nomination or other matter of business was not properly brought in accordance with the procedures set forth in this Section 10. If the chairman makes such a determination and declaration, such nomination or other business shall be disregarded and not conducted.

(ii) Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the Noticing Shareholder (or a qualified representative of such shareholder) does not appear at the annual or special meeting of the shareholders to present a nomination or other proposed business, such nomination shall be disregarded or such other proposed business shall not be conducted, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this paragraph (ii), to be considered a qualified representative of the Noticing Shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the annual or special meeting of the shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting of the shareholders.

(iii) Without limiting the foregoing provisions of this Section 10, a Noticing Shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 10; provided, however, that any references in these By-Laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10, and compliance with paragraphs (a)(i)(C) and (b) of this Section 10 shall be the exclusive means for a Noticing Shareholder to make nominations or bring other business (other than as provided in Section 10(c)(iv)).

(iv) Notwithstanding anything to the contrary, the notice requirements in this Section 10 shall be deemed satisfied by a Noticing Shareholder with respect to business proposed by such shareholder to the Corporation if such proposal is submitted in compliance with Rule 14a-8 under the Exchange Act, and if the Corporation has included such shareholder’s proposal in a proxy statement prepared by the Corporation to solicit proxies for an annual or special meeting of the shareholders.

(v) For purposes of this Section 10, a “Noticing Shareholder” means either a Record Holder or a Nominee Holder. A “Record Holder” means a shareholder of the Corporation who is a shareholder of record. A “Nominee Holder” means a person who holds shares of stock of the Corporation through a nominee or “street name” holder of record and can demonstrate to the Corporation such indirect ownership of such stock and such person’s authority to vote such stock.

ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board.

Section 2. Number, Tenure and Qualifications. The number of directors with which this Corporation shall commence business shall be one, but the number of directors to be elected at the annual shareholders’ meeting shall be prescribed at said meeting, and shall be not less than five (5) nor more than twenty-five (25), the exact number within such minimum and maximum limits to be prescribed and determined from time to time by the shareholders at any meeting thereof, or by the Board. However, between shareholders’ meetings a majority of the Board may increase the number of directors in accordance with in A.C.A. § 4-27-803. Each director shall hold office until the next annual meeting of the shareholders following the date of election and until a successor shall have been elected and qualified. Directors need not be residents of the State of Arkansas.

Section 3. Chairman and Vice Chairman of the Board. The Board may elect a Chairman (the “Chairman” or sometimes referred to herein as the “Chairman of the Board”) from among its members to preside at meetings of the Board and shareholders and to perform such other duties as may be assigned from time to time by the Board. The Board may elect a Vice Chairman from among its members to perform such duties as may be assigned from time to time by the Board. In the absence of the Chairman, the Lead Director (if any) or Vice Chairman (if any), in that order, shall preside at meetings of the Board, and the Chief Executive Officer shall preside at meetings of the shareholders. In the absence of both the Lead Director (if any) and Vice Chairman (if any), the Chief Executive Officer shall preside at meetings of the Board, and in the absence of any of them, any other Board member designated by the Board may preside at meetings of the shareholders and of the Board.

Section 4. Advisory Directors. The Board may elect individuals to serve as Advisory Directors, and they may attend meetings of the Board and may receive compensation for attendance. The Advisory Directors shall serve at the pleasure of the Board for such terms as the Board may establish. The function of such Advisory Directors shall be to advise and consult with the Board with respect to the affairs of the Corporation. Advisory Directors shall not be entitled to vote on matters which come before the Board or any committee thereof.

Section 5. Regular Meetings. Regular meetings of the Board shall be held, without notice, on the dates, time and at the places (and/or solely by means of remote communication) designated by the Board or the Chairman of the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held the next business day unless the Board or the Chairman of the Board shall designate some other day.

Section 6. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or any three (3) or more directors. The person or persons authorized to call special meetings of the Board may fix any place (and/or designate that the meeting shall be held solely by means of remote communication), either within or outside the State of Arkansas, as the place for holding any special meeting of the Board called by them.

Section 7. Notice. Notice of any special meeting of the Board shall be given, when practicable in light of the circumstances, at least one day previously thereto by written notice (which, for the avoidance of doubt, includes electronic transmissions) personally, by mail, or by telefacsimile, e-mail or other electronic process, or by any other method permitted by applicable law. If notice is given by telefacsimile, e-mail or other electronic process, such notice shall be deemed to be given upon transmission. Any director may waive notice of such meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 8. Quorum and Voting. A majority of the number of directors prescribed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. A vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 9. Manner of Meeting. Any regular or special meeting of the Board may be conducted in person or through the use of any means of electronic communication by which all directors participating may simultaneously hear each other during the meeting. If any meeting is held in which some or all of the directors participate therein through the use of electronic communication, such director or directors shall be deemed to be present in person at the meeting.

Section 10. Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors, even if they constitute less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by an election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose, or by the directors at a regular or special meeting as authorized in Article III.

Section 11. Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board or Board committee and may be paid a retainer for Board and Board committee service plus, if the Board so determines, a fixed sum for attendance at each meeting of the Board or Board committee, or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12. Assent. A director of the Corporation who is present at a meeting of the Board or Board committee on which such director sits when action on any corporate matter is taken shall be deemed to have assented to the action taken, unless (1) the director objects at the beginning of the meeting (or promptly upon the director’s arrival) to holding the meeting or transacting business at the meeting, (2) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (3) the director delivers a written notice (which, for the avoidance of doubt, includes electronic transmissions) of dissent or abstention to such action to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 13. Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing (which, for the avoidance of doubt, includes electronic transmissions), setting for the action so taken, shall be signed (including, for the avoidance of doubt, through electronic signatures) by all of the directors entitled to vote with respect to the subject matter thereof.

Section 14. Lead Director. There may be one independent director selected by the Board to be named Lead Director. Any director so elected shall preside at executive sessions of the directors (assuming such director is not absent), communicate with the Chairman of the Board and/or the Chief Executive Officer, as needed, on matters discussed by the directors in executive session, and handle such other matters as directed by the directors. The Lead Director shall be elected annually at the first meeting of the directors after the annual meeting or at such other times as the Board may determine.

Section 15. Committees. The Board may from time to time designate one or more committees, including but not limited to an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each committee shall consist of at least three (3) directors and shall have such powers and duties as shall from time to time be prescribed by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided by the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, except those powers not subject to delegation as set forth in A.C.A. § 4-27-825(e) and except as otherwise provided by law. The Board shall apply the independence criteria set forth in any applicable listing requirements and rules and regulations of the securities exchange(s) on which the Corporation’s securities are listed and in applicable U.S. Securities and Exchange Commission rules and regulations, noting the differing standards of independence that may be applicable to different committees or positions, as well any additional criteria that the Board may determine to be appropriate in assessing the independence of a director. Unless otherwise provided by the Board, a majority of any such committee may adopt rules governing the method of the calling of, and the time and place of, its meetings. Unless otherwise provided by the Board, a majority of any such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Any action required to be taken at a meeting of the committee, or any other action which may be taken at a meeting of the committee, may be taken without a meeting if a consent in writing, (which, for the avoidance of doubt, includes electronic transmissions), setting forth the action so taken, shall be signed (including, for the avoidance of doubt, through electronic signatures) by all of the members of the committee entitled to vote with respect to the subject matter thereof. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, any vacancies may be filled, and any committee may be dissolved, by the Board in its sole discretion.

ARTICLE IV. OFFICERS

Section 1. Election; Number. The officers of the Corporation shall be elected or appointed by the Board from time to time. The officers shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Treasurer, a Controller, and such number of Vice Presidents, or other officers as the Board may from time to time determine. Any two or more offices may be held by the same person. The Secretary, or such officer as the Board may designate, shall maintain a list of the officers of the Corporation, as the same exist from time to time. For the avoidance of doubt, any reference in the By-Laws to a Vice President shall include a Senior Vice President, an Executive Vice President, and a Senior Executive Vice President.

Section 2. Term of Office. The officers of the Corporation shall hold office until a successor shall have been duly elected or appointed and qualified, or until such officer’s death, resignation or removal.

Section 3. Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice as to any contract rights of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board.

Section 5. Duties. The officers, agents, and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and such other duties and powers as may be assigned to them from time to time by the Board, the Chief Executive Officer, or by direction of an officer authorized by the Board to prescribe the duties of other officers.

Section 6. Salaries. The salary of the Chief Executive Officer shall be fixed from time to time by the Board upon recommendation from the Compensation Committee. The salaries of the executive officers (other than the Chief Executive Officer and as determined by the Compensation Committee) shall be presented from time to time to the Compensation Committee for review and approval. No officer shall be prevented from receiving a salary (or, for the avoidance of doubt, other compensation) for their service as a director of the Corporation.

ARTICLE V. CONTRACTS, LOANS, CHECK AND DEPOSITS

Section 1. Contracts. In addition to any authority otherwise provided in these By-Laws, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by the Board. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. Except as otherwise provided in these By-Laws, all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined by the Board.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such banks, trust companies or other depositories as the Board, the Chief Executive Officer, the President, or the Chief Financial Officer may select.

ARTICLE VI. SHARES AND THEIR TRANSFER

Section 1. Shares. The shares of the Corporation may be represented by certificates or may be uncertificated. The shares of stock of the Corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered pursuant to Section 17A under the Exchange Act.

Section 2. Certificates of Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary. All Certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Corporation as the Corporation may prescribe.

Section 3. Uncertificated Shares. The Corporation may issue shares of stock in the form of uncertificated shares. Any such uncertificated shares of stock shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the shareholder. No shares for which certificates are outstanding shall be issued as uncertificated shares until and unless said certificates are surrendered to the Corporation, transfer agent or registrar on behalf of the Corporation, except, for the avoidance of doubt, that in case of a lost, destroyed or mutilated certificate, such shares may be issued as uncertificated shares upon such terms and indemnity to the Corporation as the Corporation may prescribe. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the shareholder a written statement showing:

(1)	The name of the Corporation;

(2)	The state of its organization;

(3)	The name of the person or persons to whom the shares are issued;

(4)	The number and class of shares and the designation of the series, if any;

(5)	The par value of the shares, or if the shares have no par value, a statement of such fact;

(6)	If the Corporation is authorized to issue different classes of shares or different series within a class, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) or alternatively, a statement that the Corporation will furnish the shareholder this information, without charge, upon a request in writing;

(7)	Any restriction on the transfer or registration of transfer of the shares; and

(8)	Any other matters required by law.
Section 4. Transfer of Shares. The Board shall have power to appoint one or more transfer agents and registrars for the transfer and registration of shares of the Corporation’s stock, to elect to participate in one or more Direct Registration Programs for uncertificated shares and may require that any certificates for stock or debentures shall be countersigned and registered by one or more of such transfer agents and registrars. Transfer of shares of the Corporation shall be made only on the stock records of the Corporation. Any transfer of certificated shares shall be accomplished by the holder of record thereof or by a legal representative thereof, who shall furnish proper evidence of authority to transfer, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. Any transfer of uncertificated shares shall be accomplished in accordance with the applicable rules and regulations of a Direct Registration Program applicable to the shares of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII. MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year; provided, however, that the Board shall have the power to fix and change the fiscal year of the Corporation.

Section 2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declaration, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertaking, proxies and other instruments or documents may be signed (including, for the avoidance of doubt, through electronic signatures), executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Vice President, or the Secretary. Any such instruments or documents may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section are supplementary to any other provisions of these By-Laws.

Section 3. Records. The Articles of Incorporation, the By-Laws and proceedings of all meetings of the shareholders, the Board, standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose.

Section 4. Other Matters. For purposes of the By-Laws, the words “includes,” “including” and any other variations thereof shall not be interpreted to be terms of limitation.

ARTICLE VIII. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. General. This Corporation shall have the power to indemnify its directors, officers, employees and agents, and the directors, officers, employees and agents of the Corporation shall have the right to indemnity, to the extent and in the manner provided in the Arkansas Business Corporation Act of 1987, as amended.

Section 2. Mandatory Indemnification. Every person who was or is a party or is threatened to be made a party to any action, suit, or proceeding (whether civil, criminal, administrative, or investigative), or is involved in any such action, suit, or proceeding, by reason of the fact that such person is or was a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of 1987, as amended and as the same may be amended hereafter, against all expenses, liabilities and losses (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person, and the Corporation may in the discretion of the Board enter into indemnification agreements with its directors and officers. Such right of indemnification shall not be exclusive of any other right which such director or officer may have, or hereafter acquire, and, without limiting the generality of such statement, such director or officer shall be entitled to all rights of indemnification under any agreement, vote of shareholders, provision of law, or otherwise, as well as all rights under this Section.

Section 3. Insurance. The Board may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise) against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

Section 4. Indemnification for Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is, or was, a director or officer of the Corporation (or is or was serving at the Corporation’s request as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding (1) upon authorization (i) by the Board by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, (ii) if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion (which, for the avoidance of doubt, includes electronic transmissions), or (iii) by the shareholders; and (2) upon receipt of an undertaking by, or on behalf of, such person to repay such amount, if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Corporation as authorized by relevant provisions of the Arkansas Business Corporation Act of 1987, as the same now exists or may hereafter by amended.

ARTICLE IX. DIVIDENDS

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X. SEAL

The Board may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE XI. WAIVER OF NOTICE

A waiver of notice in writing (which, for the avoidance of doubt, includes electronic transmissions) signed (including, for the avoidance of doubt, through electronic signatures) by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. For the avoidance of doubt, nothing in this Article XII shall be deemed to be the exclusive method by which a waiver of notice may be effected or to otherwise limit the application of other methods for effecting a waiver of notice provided under applicable law.

ARTICLE XII. BY-LAWS

Section 1. Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the principal business office of the Corporation, and shall be open for inspection to all shareholders, during business hours.

Section 2. Amendments. Subject to applicable law, the By-Laws may be amended, altered or repealed, at any meeting of the Board, by a majority vote.